Registration No. 33-_______





                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                              _______________

                                 FORM S-8

                          REGISTRATION STATEMENT

                                   Under

                        THE SECURITIES ACT OF 1933

                                 ________________

                         BROWNING-FERRIS INDUSTRIES, INC.
                (Exact name of issuer as specified in its charter)

          DELAWARE                              74-1673682
(State or other jurisdiction of              (I.R.S.Employer
incorporation or organization)               Identification No.)

          757 N. Eldridge                         77079
          Houston, Texas                        (Zip Code)
(Address of principal executive offices)




                           1993 Stock Incentive Plan and
                       1993 Non-Employee Director Stock Plan

                                        of

                         BROWNING-FERRIS INDUSTRIES, INC.
                             (Full title of the plans)

                                 GERALD K. BURGER
                         Browning-Ferris Industries, Inc.
                                  757 N. Eldridge
                               Houston, Texas 77079
                      (Name and address of agent for service)

Telephone number, including area code, of agent for service:
                                  (713) 870-7820

                                 ________________

                                        Cover continued on next page.


                          CALCULATION OF REGISTRATION FEE



                              Proposed  Proposed
                              Maximum   Maximum
  Title of         Amount     Offering  Aggregate      Amount of
Securities to      Being       Price    Offering     Registration
be Registered  Registered   Per Share   Price             Fee
___________________________________________________________________

Common Stock,  7,250,000   $28.9375(3) $209,796,870(3) $72,344(3)
$.16-2/3 Par      (1)(2)
Value

___________________________________________________________________

     (1) The 7,250,000 shares of Common Stock being originally registered hereby are reserved for issuance upon exercise of options granted or to be granted under the Registrant's 1993 Stock Incentive
Plan and 1993 Non-Employee Director Stock Plan. The registration fees have been paid previously respecting the securities registered by Registration Statement Nos. 2-91197, 33-21577 and 33-41281 pursuant to which the Company originally registered 10,000,000 shares of Common Stock, $.16-2/3 par value, reserved for issuance upon exercise under the Registrant's stock option plans. The Registrant declared two-for-one splits of its Common Stock, $.16-2/3 par value, to stockholders of record at the close of business on December 13, 1985 and March 31, 1987. The distribution of the shares resulting from these stock splits was effected December 26, 1985 and April 24, 1987. Pursuant to the anti-dilution provisions of each of the Company's stock option plans, each holder of options to purchase Common Stock which were granted on or before these two stock split record dates are entitled to the exercise of an option, adjusted on a per share basis, at the same aggregate purchase price. The restated number of shares originally registered is 13,000,000 shares. Of such shares registered, 3,356,115 shares have been issued as of March 31, 1994. The shares registered hereby pursuant to Registration Statement Nos. 2-91197, 33-21577 and 33-41281 are as follows:

                                             Number of Shares
               Name of Plan                      Registered

        1983 Stock Option Plan                    1,332,330
        1987 Stock Option Plan                    4,473,500
        1990 Stock Option Plan                    3,838,055

                 Total                            9,643,885


     The maximum number of shares of Common Stock which may be issuable upon exercise of all such options is, as more fully set forth herein, subject to adjustment to prevent dilution.

     (2) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti- dilution provisions of the plans.

     (3)  Calculated in accordance with Rule 457(h)(1).
                                 ________________

     The Prospectus used in connection with this Registration Statement also relates to Registration Statement Nos. 2-91197, 33-21577 and 33-41281 and is intended to be the common prospectus referred to in Rule 429 under the Securities Act of 1933, as amended. Such Registration Statements are accordingly amended to reflect the information contained herein.



                                     PART II.

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a) The Company's annual report for the fiscal year ended September 30, 1993, on Form 10-K; and

     (b) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1993.

All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 6.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative (formal or informal) other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

The Company's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations.

The Company's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

At the annual meeting of stockholders held on March 4, 1987, the Company's shareholders adopted a resolution authorizing the Company to enter into an Indemnity Agreement with each of the Company's directors and with certain officers of the Company designated by the Board of Directors or its
Executive Committee.   The Indemnity Agreement requires that the Company
indemnify directors and designated officers who are parties thereto in all cases to the fullest extent permitted by applicable law.

Pursuant to a policy of directors' and officers' liability and corporation reimbursement insurance, the Company's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company. Pursuant to a number of agreements by which the Company acquired ownership of businesses, the former owners of those businesses individually agreed to indemnify each officer of the Company, each person who may be liable as a director of the Company or as a person who controls or shall have controlled the Company within the meaning of the Securities Act of 1933 (the "Act") against certain liabilities that such officers, directors or controlling persons might incur. Generally, such former owners have agreed to indemnify such officers, directors or controlling persons against any and all damages or liabilities to which such officers, directors or controlling persons may become subject under the Act, the Securities Exchange Act of 1934, state securities laws, the common law or otherwise, including legal and other expenses incurred in connection therewith, but only insofar as such liabilities arise out of or are based upon any untrue statement or omission or alleged omission based upon information furnished to the Company by or on behalf of such former owner for use in certain registration statements filed by the Company under the Act or upon failure of such former owner to provide such information.

Item 8. Exhibits

     *3        -    Restated Certificate of Incorporation of
                    Browning-Ferris Industries, Inc. dated October
                    7, 1991. (Exhibit No. 3(a) of Form 10-K for the fiscal year ended September 30, 1993 is incorporated by reference.)

     *4(a)     -    Browning-Ferris Industries, Inc. 1983 Stock Option
                    Plan, as amended on December 2, 1986. (Exhibit 10.7 of Form 10-K for the fiscal year ended September 30, 1986 is incorporated by reference.)

     *4(b)     -    Browning-Ferris Industries, Inc. 1987 Stock Option
                    Plan. (Exhibit 10.11 of Form 10-K for the fiscal year ended September 30, 1988, is incorporated by reference.)

     *4(c)     -    Browning-Ferris Industries, Inc. 1990 Stock Option
                    Plan.  (Exhibit 4.5 of Registration Statement No.
                    33-41281 is incorporated by reference.)

      4(d)     -    Browning-Ferris Industries, Inc. 1993 Stock Incentive
                    Plan.

      4(e)     -    Browning-Ferris Industries, Inc. 1993 Non-Employee
                    Director Stock Plan.

     *4(f)     -    Browning-Ferris Industries, Inc. 1983 Stock Option
                    Plan Agreement for Incentive Stock Options for
                    Employees.  (Exhibit 4.15 of Registration Statement
                    No. 2-91197 is incorporated by reference.)

     *4(g)     -    Browning-Ferris Industries, Inc. 1983 Stock Option
                    Plan Agreement for Incentive Stock Options for Officers and Directors. (Exhibit 4.16 of Registration Statement
                    No. 2- 91197 is incorporated by reference.)

     *4(h)     -    Browning-Ferris Industries, Inc. 1983 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Employees.
                    (Exhibit 4.17 of Registration Statement No. 2-91197 is incorporated by reference.)

     *4(i)     -    Browning-Ferris Industries, Inc. 1983 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Officers and Directors. (Exhibit 4.18 of Registration No.
                    2-91197 is incorporated by reference.)

     *4(j)     -    Browning-Ferris Industries, Inc. 1987 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Employees.
                    (Exhibit 4.18 of Registration Statement No. 33-21577 is incorporated by reference.)

     *4(k)     -    Browning-Ferris Industries, Inc. 1987 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Officers and Directors. (Exhibit 4.19 of Registration Statement
                    No. 33- 21577 is incorporated by reference.)

     *4(l)     -    Browning-Ferris Industries, Inc. 1990 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Employees.
                    (Exhibit 4.16 of Registration Statement No. 33-41281 is incorporated by reference.)

     *4(m)     -    Browning-Ferris Industries, Inc. 1990 Stock Option Plan
                    Agreement for Non-qualified Stock Options for Officers and Directors. (Exhibit 4.17 of Registration Statement
                    No. 33- 41281 is incorporated by reference.)

      4(n)     -    Browning-Ferris Industries, Inc. 1993 Stock Incentive
                    Plan Agreement.

      4(o)     -    Browning-Ferris Industries, Inc. 1993 Non-Employee
                    Director Stock Plan Agreement.

      5        -    Legal Opinion of Fulbright & Jaworski.

     23(a)     -    Consent of Arthur Andersen & Co.

     23(b)     -    Consent of Messrs. Fulbright & Jaworski (included in
                    their opinion filed as Exhibit 5).

     24        -    Powers of Attorney (included under the caption "Powers
                    of Attorney and Signatures").
_________________

*Incorporated by reference.


Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 29th day of April, 1994.

                                 BROWNING-FERRIS INDUSTRIES, INC.
                                 (Registrant)


                                 By: /s/ William D. Ruckelshaus
                                 William D. Ruckelshaus,
                                 Chairman of the Board,
                                 Chief Executive Officer
                                 and Director

                         POWERS OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Browning-Ferris Industries,
Inc. hereby constitutes and appoints WILLIAM D. RUCKELSHAUS, JEFFREY
E. CURTISS and RUFUS WALLINGFORD, and each of them singly, acting without the others, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                                   /s/ William D. Ruckelshaus
                                       William D. Ruckelshaus,
                                       Chairman of the Board,
                                       Chief Executive Officer
                                            and Director

                                       /s/ Bruce E. Ranck
                                           Bruce E. Ranck,
                                     President, Chief Operating
                                        Officer and Director

                                      /s/ Norman A. Myers
                                        Norman A. Myers, Vice
                                   Chairman, Chief Marketing
                                        Officer and Director

                                      /s/ Jeffrey E. Curtiss
                                         Jeffrey E. Curtiss,
                                      Senior Vice President and
                                       Chief Financial Officer

                                          /s/ David R. Hopkins
                                          David R. Hopkins,
                                   Vice President, Controller and
                                      Chief Accounting Officer

                                      /s/ William T. Butler
                                         William T. Butler,
                                              Director

                                    /s/ C. Jackson Grayson, Jr.
                                      C. Jackson Grayson, Jr.,
                                              Director

                                       /s/ Gerald Grinstein
                                     Gerald Grinstein, Director

                                         /s/ Ulrich Otto
                                        Ulrich Otto, Director

                                     /s/ Harry J. Phillips, Sr.
                                      Harry J. Phillips, Sr.,
                                              Director

                                     /s/ Joseph L. Robers, Jr.
                                      Joseph L. Roberts, Jr.,
                                              Director

                                     /s/ Marc J. Shapiro
                                      Marc J. Shapiro, Director

                                      /s/ Robert M. Teeter
                                     Robert M. Teeter, Director

                                       /s/ Louis A. Waters
                                      Louis A. Waters, Director

                                     /s/ Marina v.N. Whitman
                                    Marina v.N. Whitman, Director

April 29, 1994.                           /s/ Peter S. Willmott
                                     Peter S. Willmott, Director